EXHIBIT 10.11


     DO NOT DESTROY THIS NOTE: When paid, this note and the Deed of Trust must be surrendered to the First American Title Insurance Company with request for reconveyance.


                                 STRAIGHT NOTE
                  (This Note contains an acceleration clause)

$250,000,000                   San Jose, California.            January 24, 1997

On or before January 4, 2000, for value received, the undersigned, jointly and severally promise(s) to pay to Videonics, Incorporated or order, at place designated by payee, the sum of Two hundred fifty thousand Dollars, with interest from (coe) until paid, at the rate of six per cent (6%) per annum, there will be no monthly payments, all due and payable on January 4, 2000 at which time the entire principal balance with interest due thereon shall be due and payable in full.

This Note is subject to Section 2966 of the civil code which provides that the holder of this Note shall give written notice to the trustor or his successor in interest of prescribed information at least 90 and not more than 150 days before any balloon payment is due.

Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Should default be made in the payment of any installment of interest when due, the whole sum of principal and interest shall become immediately due and payable at the option of the holder of this note.

If the trustor shall sell, convey or alienate said property, or any part thereof, or any interest therein, or shall be divested of this title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the beneficiary being first had and obtained, beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any note evidencing the same, immediately due and payable.

Should suit be commenced to collect this note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorney's fees. Principal and interest payable in lawful money of the United States of America. This note is secured by a certain DEED OF TRUST to the FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation, as TRUSTEE.

                                           We hereby  certify this  to be a true
                                           copy of the original
                                           FIRST AMERICAN TITLE GUARANTY COMPANY

                                           By __________________________________



/s/ Steve L. Peters                     /s/ Linda M. Peters
----------------------------            ---------------------------------------
    Steve L. Peters                         Linda M. Peters